UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-31533	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Upton Drive

Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2012, the Board of Directors (the “Board’) of DUSA Pharmaceuticals, Inc. (the “Company”) approved the amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were effective upon approval by the Board. The Amended and Restated Bylaws were adopted to implement, the following primary changes:

•	Enhanced advance notice provisions for shareholder proposals (Article I – Section 8)

•	Modification to provide that a majority voting standard shall apply in uncontested elections of directors (Article I –Section 7)

•	Simplification of language regarding the indemnification rights of the Company’s officers and directors and the related procedural matters (Article IV – Sections 1 & 4)

•	Clarification of certain provisions pertaining to shareholder action by written consent (Article I – Sections 10 &11)

•	Updated language relating to removal of directors to conform to the Company’s certificate of incorporation (Article I – Sections 10 & 11)

•	Revision to require that director nominees agree to be bound by all of the Company’s applicable governance and informational policies (Article II – Section 1)

In addition, the Amended and Restated Bylaws include conforming changes and other non-substantive and technical edits and updates.

The foregoing description is only a summary of the changes made to the Company’s Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of DUSA Pharmaceuticals, Inc. as filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: March 8, 2012	By:	/s/ Robert F. Doman
Name: Robert F. Doman
Title: President and Chief Executive Officer